Exhibit 10.1
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 19, 2024, is made and entered into by and among RumbleOn, Inc., a Nevada corporation (the “Company”), and each of the Persons listed on Schedule A attached hereto (the “Schedule of Holders”) as of the date hereof (together with any of their Permitted Transferees (as defined herein), each, a “Holder” and, collectively, the “Holders”).
RECITALS
WHEREAS, on December 8, 2023, under the terms of that certain Standby Purchase Agreement, dated as of August 8, 2023, as amended, among the Company, Stone House Capital Management, LLC (the “Standby Purchaser”), Mark Tkach and William Coulter (collectively with the Standby Purchaser, the “Investors”), the Company issued and sold to the Investors 3,443,289 shares of Common Stock (the “2023 Securities”).
WHEREAS, on December 19, 2024, under the terms of that certain Support and Standby Purchase Agreement, dated as of November 26, 2024 (the “2024 Standby Purchase Agreement”), among the Company and the Investors, the Investors will purchase from the Company shares of Common Stock subject to the terms and conditions of the 2024 Standby Purchase Agreement (the “2024 Securities” and, together with the 2023 Securities, the “Purchased Securities”); and
WHEREAS, the Purchased Securities were issued in private placements exempt from registration under the Securities Act and/or Regulation D.
NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Resale Shelf Registration Rights.
(a)Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the Commission, as soon as practicable after the date hereof (such filing date, the “Filing Date”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders of all of the Registrable Securities held by the Holders (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 (“Form S-3”) or such other appropriate form permitting Registration of such Registrable Securities for resale by such Holders. The Company shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than sixty (60) days after the Filing Date (the “Effectiveness Deadline”). Once effective, the Company shall use commercially reasonable efforts to keep the Resale Shelf Registration Statement continuously effective and shall cause the Resale Shelf Registration Statement to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until no Registrable Securities remain outstanding (the “Effectiveness Period”). The Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Holders.
(b)Notification and Distribution of Materials. The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within one (1) Business Day after the Resale Shelf Registration Statement becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary Prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration

(c)Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.
(d)Amendments and Supplements. Subject to the provisions of Section 1(a) above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period. If any Resale Shelf Registration Statement filed pursuant to Section 1(a) is filed on Form S-3 and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall promptly notify the Holders of such ineligibility and shall file a shelf registration on Form S-1 or other appropriate form as promptly as practicable to replace the shelf registration statement on Form S-3 and use its commercially reasonable efforts to have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and shall cause the Resale Shelf Registration Statement to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Company once again becomes eligible to use Form S-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form S-3.
(e)Notwithstanding the registration obligations set forth in this Section 1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single Registration Statement, the Company agrees to promptly (i) inform each of the Holders thereof and file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new Registration Statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to the Company for such Registration Statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company shall file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more Registration Statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.
(f)Liquidated Damages. If the Resale Shelf Registration Statement is not declared effective by the Effectiveness Deadline, until such time that the Resale Shelf Registration Statement has been declared effective, the Company shall pay to the Standby Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate purchase price paid by the Standby Purchaser to the Company as consideration for the Registrable Securities then-held by the Standby Purchaser for each 30-day period or pro rata for any portion thereof during which such failure of the Resale Shelf Registration Statement to be declared effective continues. The parties agree that the maximum aggregate liquidated damages payable to the

Standby Purchaser under this Agreement shall be 5.0% of the aggregate purchase price paid by the Standby Purchaser for the Registrable Securities then-held by the Standby Purchaser. Such payments of liquidated damages shall constitute the Standby Purchaser’s exclusive monetary remedy for the failure of the Resale Shelf Registration Statement to be declared effective by the Effectiveness Deadline, but shall not affect the right of the Standby Purchaser to seek injunctive relief. The amounts payable as liquidated damages pursuant to this Section 1(e) shall be paid in cash no later than the 10th Business Day after each 30-day period following the commencement of any period for which such liquidated damages are payable (the “Liquidated Damages Payment Date”). Interest shall accrue at the rate of 1.0% per month on any such liquidated damages payments that shall not be paid by the applicable Liquidated Damages Payment Date until such amount is paid in full. Notwithstanding anything in this Section 1(e) to the contrary, during any period that the Company is unable to cause the Resale Shelf Registration Statement to be declared effective by the Effectiveness Deadline because the Standby Purchaser fails to furnish information requested pursuant to Section 2(b) within three Business Days of the Company’s request therefor, any liquidated damages that would otherwise accrue as to the Standby Purchaser shall be tolled until such information is delivered to the Company.
(g)Allowable Delays. On no more than two occasions in any twelve (12)-month period for not more than sixty (60) consecutive days or for a total of not more than one-hundred and twenty (120) days in any such twelve (12)-month period, the Company may delay the effectiveness of the Resale Shelf Registration Statement or any other Registration Statement, or suspend the use of any Prospectus included in any Registration Statement, in the event that the Company determines in good faith that such delay or suspension (A) is necessary to delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company; (B) is necessary to amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading; (C) is in the best interest of the Company and its stakeholders generally due to a pending securities offering by the Company or any proposed material acquisition, merger, tender offer, business combination, corporate reorganization, consolidation, refinancing or other material transaction involving the Company, in each case that would be materially and adversely affected by required disclosure of such transaction in such Prospectus; or (D) that such registration or use of any Prospectus that is included in any Registration Statement would render the Company unable to comply with applicable securities laws (each, an “Allowed Delay”); provided, that the Company shall promptly (i) notify each Holder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of a Holder) disclose to such Holder any material non-public information giving rise to an Allowed Delay, (ii) advise the Holders in writing to cease all sales under the applicable Registration Statement until the end of the Allowed Delay and (iii) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.
2.Agreements of Holder.
(a)The Holders shall use commercially reasonable efforts to provide such information as may be reasonably requested by the Company within three Business Days after the request therefor in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect such Registration Statement under the Securities Act pursuant to Section 1 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.
3.Registration Procedures. In connection with the Registration to be effected pursuant to the Resale Shelf Registration Statement, and whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof (to the extent consistent with the obligations of the Company pursuant to Section 1 of this Agreement), and pursuant thereto the Company shall as expeditiously as reasonably possible:
(a)prepare in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder and file with the Commission a Registration Statement, and all amendments and supplements thereto and related Prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective (provided that at least five (5) Business Days before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the Applicable Approving Party copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);
(b)notify each holder of Registrable Securities of (i) the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (ii) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iii) the effectiveness of each Registration Statement filed hereunder;
(c)prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such Registration Statement (but not in any event before the expiration of any longer period required under the Securities Act) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;
(d)furnish to each seller of Registrable Securities thereunder such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;
(e)during any period in which a Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act;
(f)use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Applicable Approving Party reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);
(g)promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a Prospectus or supplement to any Prospectus relating to a Registration Statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Commission for the amendment or supplementing of such Registration Statement or Prospectus or for additional information, and (iii) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company promptly shall prepare, file with the Commission and furnish to each such Holder a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h)cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, if any;
(i)provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;
(j)enter into and perform such customary agreements and take all such other actions as the Applicable Approving Party reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities;
(k)make available for inspection by any seller of Registrable Securities, any attorney, accountant or other agent retained by any such seller, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;
(l)otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;
(m)permit any holder of Registrable Securities who, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of the Company to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;
(n)in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to obtain the withdrawal of such order;
(o)use its commercially reasonable efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably and customarily necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;
(p)cooperate with the holders of Registrable Securities covered by the Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request; and
(q)cooperate with each holder of Registrable Securities covered by the Registration Statement participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.
4.Termination of Rights. Notwithstanding anything contained herein to the contrary, the right of any Holder to include Registrable Securities in any Registration Statement shall terminate on such date that such Holder ceases to hold Registrable Securities.
5.Registration Expenses.
(a)All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, stock exchange rules and filings, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company as provided in this Agreement and, for the avoidance of doubt, the Company also shall pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, if any. Each Holder that sells securities hereunder shall bear and pay all underwriting discounts and commissions and transfer taxes applicable to the securities sold for such Holder’s account.
(b)To the extent Registration Expenses are not required to be paid by the Company, each Holder shall pay those Registration Expenses allocable to the registration of such Holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all Holders of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.
6.Indemnification.
(a)The Company agrees to (i) indemnify and hold harmless, to the fullest extent permitted by law, each Holder and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses caused by (A) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and (ii) pay to each Holder and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company or any managing underwriter by such Holder expressly for use therein; provided, however, that the indemnity agreement contained in this Section 6 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable in any such case for any such claim, loss, damage, liability or action to the extent that it solely arises out of or is based upon an untrue statement of any material fact contained in the Registration Statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration Statement.
(b)In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, employees, agents and representatives and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.
(c)Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (as well as one local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(d)Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Sections 6(a) or 6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 6(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 6(d) to contribute shall be several in proportion to the amount of securities registered by them and not joint and shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.
(e)The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.
7.Other Agreements; Certain Limitations on Registration Rights. The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the

Commission thereunder and shall take such further action as the Holders may reasonably request, all to the extent required to enable such Persons to sell securities pursuant to (a) Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission or (b) a Registration Statement on Form S-3 or any similar registration form hereafter adopted by the Commission. Upon request, the Company shall deliver to the Holders a written statement as to whether it has complied with such requirements. The Company shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities and delivery of any opinions requested by the transfer agent, subject to the receipt of customary letters of representations from the applicable Holder.
8.Definitions.
(a)“Applicable Approving Party” means the holders of a majority of the Registrable Securities participating in the applicable registration.
(b)“Business Day” means any day that is not a Saturday or Sunday or a legal holiday in the state of Texas or New York.
(c)“Commission” means the U.S. Securities and Exchange Commission.
(d)“Common Stock” means the Class B Common Stock of the Company, par value $0.001 per share.
(e)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.
(f)“FINRA” means the Financial Industry Regulatory Authority.
(g)“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
(h)“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
(i)“Public Offering” means any sale or distribution by the Company and/or holders of Registrable Securities to the public of Common Stock pursuant to an offering registered under the Securities Act.
(j)“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.
(k)“Registrable Securities” means (i) the Purchased Securities and (ii) any shares of Common Stock issued or issuable with respect to the securities referred to in the preceding clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on such date that (A) the applicable Holder may sell all of the Registrable Securities owned by such Holder pursuant to Rule 144 of the Securities Act without any restrictions as to volume or manner of sale, (B) such Registrable Securities have been disposed of pursuant to an effective Registration Statement, (C) such Registrable Securities have been disposed of under any exemption from the registration requirements of the Securities Act as a result of which the transferee does not receive “restricted securities” as defined in Rule 144 of the Securities Act or (D) such Registrable Securities have been sold, transferred or disposed of in a transaction in which the transferor’s rights under this Agreement are not assigned to the transferee pursuant to Section 9(e).

(l)“Registration Statement” means any registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock or Registrable Securities, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement (other than a registration statement on Form S-4 or Form S-8, or their successors).
(m)“Regulation D” means Regulation D promulgated under the Securities Act.
(n)“Rule 144”, “Rule 405”, and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.
(o)“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.
9.Miscellaneous.
(a)No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates or in any way impairs the rights granted to the Holder in this Agreement.
(b)Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions among the parties hereto, written or oral, with respect to the subject matter hereof.
(c)Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.
(d)Other Registration Rights. Other than as set forth in the Company’s filings with the Commission, the Company represents and warrants that no Person, other than a holder of Registrable Securities pursuant to this Agreement, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person.
(e)Amendments and Waivers. Compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified, with the written consent of the Company and the Applicable Approving Party. No course of dealing between any Holder or the Company or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
(f)Successors and Assigns; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. A Holder may assign its rights hereunder to any purchaser or transferee of Registrable Securities representing at least 10.0% of the then-outstanding Common Stock and the Standby Purchaser may assign its rights hereunder to an affiliate thereof (each a “Permitted Transferee”); provided, that such Permitted Transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Holder hereunder, whereupon such Permitted Transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of Holder herein and had originally been a party hereto. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in this Section 9(f) and (ii) the written agreement of the assignee, in a form reasonably acceptable to the Company, to be bound by the terms and provisions of this Agreement. Any transfer or assignment made other than as provided in this Section 9(f) shall be null and void.
(g)Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid, illegal or unenforceable in any respect under any applicable law, such provision shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability, without invalidating the remainder of this Agreement.
(h)Counterparts. This Agreement may be executed simultaneously in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(i)Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” herein shall mean “including without limitation.”
(j)Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENTERED IN AND ENFORCED IN ANY COURT HAVING JURISDICTION THEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(k)Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested) to each Holder at the address indicated on its signature page hereto and the

Company at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9(k)):
if to the Company:

RumbleOn, Inc.
901 W. Walnut Hill Lane Suite 110A
Irving, TX 75038
Attn: Chief Financial Officer
With a copy to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York, 10039
Attn:    Kerry E. Berchem
    Tim Clark
    Bryan Flannery
(l)No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
Signature Pages Follow

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

RUMBLEON, INC.

By:	/s/ Tiffany Kice
Name:	Tiffany Kice
Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

STONE HOUSE MANAGEMENT, LLC

By:	/s/ Mark Cohen
Name:	Mark Cohen
Title:	Managing Member

Address for Notice:	1019 Kane Concourse Suite 202 Bay Harbor Islands, Florida 33154 with a copy to: Olshan Frome Wolosky LLP 1325 Avenue of the Americas New York, New York, 10019 Attn: Mitchell Raab

MARK TKACH

By:	/s/ Mark Tkach
Name:	Mark Tkach

Address for Notice:	1188 East Camelback Road Phoenix, AZ 85014

WILLIAM COULTER

By:	/s/ William Coulter
Name:	William Coulter

Address for Notice:	1188 East Camelback Road Phoenix, AZ 85014

[Signature Page to Registration Rights Agreement]

Schedule A

Schedule of Holders

Stone House Capital Management, LLC
Mark Tkach
William Coulter